UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 13, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File	(IRS Employer
jurisdiction)	Number)	Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Not applicable.

(b)   On April 24, 2008, KEMET Corporation announced that David E. Gable, the Company’s Executive Vice President and Chief Financial Officer, intended to resign from the Company to pursue other interests.  On June 13, 2008, the Company entered into a Confidential Separation Agreement (the “Agreement”) with Mr. Gable in connection with his pending resignation from the Company.  The terms of this Agreement include the following:

•                  The Company agrees to pay Mr. Gable an amount of $29,166.67 per month, with such payments ending on the earlier of (w) December 31, 2008, (x) ninety days following the date of the actual resignation, (y) the date as of which Mr. Gable begins employment, in any capacity, with another person, and (z) the date that Mr. Gable breaches any provision of the Agreement.

•                  In addition, if, but only if, Mr. Gable has not breached any provisions of the Agreement during the preceding three month period beginning on the earlier of (y) October 1, 2008, or (z) ninety days following the date of the actual resignation, Mr. Gable will be eligible for a one-time lump sum payment in the amount of $262,500.00 on the earlier of (y) January 31, 2009, or (z) one hundred and twenty days from the date of the actual resignation. Mr. Gable shall not be entitled to any payments in respect of any bonus plans, or any other compensation or benefit plans of the Company, except as noted below.

•                  The Agreement includes a non-competition provision through September 30, 2009, and a confidentiality provision.

•                  The Company agrees to continue Mr. Gable’s current medical and dental insurance coverage under provisions of COBRA.  The Company agrees to pay Mr. Gable for the cost of COBRA coverage, for a period beginning on the date hereof and ending on the earlier of (w) March 31, 2009, (x) six months from the date of actual termination, (y) such time as Mr. Gable is employed, in any capacity, by any person, and (z) the date COBRA coverage otherwise terminates.

A copy of the Confidential Separation Agreement between the Company and Mr. Gable outlining the terms of his resignation from the Company is furnished as Exhibit 99.1 to this report.

(c)   Not applicable.

(d)   Not applicable.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable.

(b)          Not applicable.

(c)           Not applicable.

(d)          Exhibits.

EXHIBIT 99.1                      Confidential Separation Agreement, dated as of June 1, 2008, between the Company and Mr. Gable.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 18, 2008	KEMET Corporation

/s/ Per-Olof Loof
Per-Olof Loof
Chief Executive Officer